                                                                     Exhibit 4.1


                                 AMENDMENT NO. 1
                                       TO
                   9.5% UNSECURED CONVERTIBLE GRID DEBENTURES


                          Amendment No. 1, dated as of
                        July 31, 2000, to 9.5% Unsecured
                            Convertible Debentures of
                            Balanced Care Corporation

         Reference is made to the 9.5% Unsecured Convertible Grid Debentures issued to each of HR Investments Limited, RH Investments Limited and VXM Investments Limited by Balanced Care Corporation, a Delaware corporation (the "Company"), in the aggregate original principal amount of $14,000,000 with a Maturity Date of July 1, 2005 (the "Debentures").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

         1. Section 3.1(a) of the Debentures is hereby amended and restated to read in its entirety as follows:


            "(a) Payment in Kind. Provided that the Corporation has not advised the Holder in writing that it wishes to pay interest in cash on any Interest Payment Date, at least 10 Business Days prior to such Interest Payment Date, the Corporation shall forward to the Holder a copy of the Grid Schedule updated to reflect the interest payment due on such date and the increased "Outstanding Principal Amount" under this Debenture, as increased by the amount of such interest payment that will not be paid in cash by the Corporation on such Interest Payment Date; provided that prior to any such Interest Payment Date, unless waived by the Holder, the Corporation has caused to be filed with the American Stock Exchange ("AMEX") an Additional Listing Application in form and substance reasonably satisfactory to the

            Holder (an "Application") covering the number of Common Shares issuable upon exercise of the Conversion Right with respect to the amount of interest required to be paid on such Interest Payment Date and such Application has been approved by AMEX."

         2. Article VII of the Debentures is hereby amended to add a new Section
7.13 to read in its entirety as follows:

            "7.13 Actions Requiring Adjustment of Conversion Rate. Unless waived by the Holder, the Corporation shall not take any action or suffer any action to be taken that would result in an adjustment of the Conversion Rate under Section 4.4 of this Debenture unless the Corporation has caused to be filed with AMEX an Application covering the number of Common Shares issuable upon such adjustment and such application has been approved by AMEX."

         3. Except as provided herein, the provisions of the Debentures are hereby confirmed in all respects.

         4. This Amendment No. 1, together with the Debentures, constitutes the entire Agreement among the parties relating to the subject matter hereof and supercedes all oral statements and prior writings with respect thereto.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                       HR INVESTMENTS LIMITED

                                       By: /s/ J.B. Unsworth
                                          -----------------------------------
                                           Name: J.B. Unsworth
                                           Title: Director



                                       RH INVESTMENTS LIMITED

                                       By: /s/ J.B. Unsworth
                                          -----------------------------------
                                           Name: J.B. Unsworth
                                           Title: Director



                                       VXM INVESTMENTS LIMITED

                                       By: /s/ J.B. Unsworth
                                          -----------------------------------
                                           Name: J.B. Unsworth
                                           Title: Director



                                       BALANCED CARE CORPORATION

                                       By: /s/ Robin L. Barber
                                          -----------------------------------
                                          Name: Robin L. Barber
                                          Title: Senior Vice President
                                                 and Legal Counsel & Assistant
                                                 Secretary



                                       3